UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2009

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2009, the Company entered into a Support Agreement with Glencore AG ("Glencore") pursuant to which Glencore agreed to vote in favor of all proposals contained in the Company's Proxy Statement for its 2009 Annual Meeting.  In exchange, the Company granted Glencore the option to participate in future equity offerings up to its ownership percentage on the date of such offering.  Glencore’s ownership percentage includes its ownership of shares of the Company’s common stock and Series A Convertible Preferred Stock (on an as-converted basis), which was approximately 48.7 percent as of March 31, 2009.  This option applies to offerings by the Company for cash in a registered public offering or a private offering pursuant to Rule 144A of the Securities Act of 1933 or exempt transactions to five or more persons.  In addition, for an 18 month period, if the Company issues over 30 million shares in an exchange offer involving the Company’s debt securities, Glencore would be entitled to purchase equity securities from the Company up to its ownership percentage immediately prior to the exchange offer at the implied per share price received in the exchange offer. This option does not apply to (a) common stock or other equity securities issued to officers, employees or directors of, or consultants to, the Company or its subsidiaries pursuant to the terms of any stock option or similar stock incentive plan adopted by the Company’s Board of Directors, (b) common stock or other equity securities issued pursuant to any merger, acquisition, consolidation, joint venture, strategic alliance, license agreement or similar transaction, (c) stock splits or dividends or (d) common stock or other equity securities issued pursuant to presently outstanding convertible securities.  The Support Agreement was approved pursuant to the terms of the Company’s Statement of Policy Regarding Related Party Transactions. A copy of the Support Agreement is attached as Exhibit 10.01 and is incorporated by reference herein.

The information in this Form 8-K may contain "forward-looking statements" within the meaning of U.S. federal securities laws.  The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements.  More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission.  The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

The following exhibit is being furnished with this report pursuant to Item 1.01:

Exhibit Number	Description
10.01	Support Agreement dated as of May 4, 2009, by and between Glencore AG and Century Aluminum Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	May 4, 2009	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Senior Vice President, General Counsel and Assistant Secretary

Exhibit Index
Exhibit Number	Description
10.01	Support Agreement dated as of May 4, 2009, by and between Glencore AG and Century Aluminum Company